UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 19, 2013

SENIOR HOUSING PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-15319	04-3445278
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300 Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-796-8350

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, the terms “we”, “us” and “our” refer to Senior Housing Properties Trust and its applicable subsidiaries and “Five Star” refers to Five Star Quality Care, Inc. and its applicable subsidiaries.

Item 1.01.  Entry into a Material Definitive Agreement.

On September 19, 2013, we entered into an amendment to one of our combination leases with Five Star, Lease No. 2.  Pursuant to Lease No. 2, we lease two rehabilitation hospitals and 51 other healthcare and senior living properties to Five Star.  We and Five Star entered into this lease amendment in connection with our agreement to sell these rehabilitation hospitals and Five Star’s agreement to transfer its related rehabilitation hospital operations to third parties.  The sale and transfer of the rehabilitation hospital assets and operations is further described below under Item 8.01.  The lease amendment provides, among other things, that effective upon the sale of the hospitals pursuant to the Purchase Agreement, which is defined below under Item 8.01, the lease will terminate with respect to the hospitals and the annual rent paid to us by Five Star will be reduced by $9.5 million.  The lease amendment also provides for an allocation of the sellers’ indemnification obligations under the Purchase Agreement between us and Five Star.  The foregoing description of the lease amendment is not complete and is subject to and qualified in its entirety by reference to the copy of the lease amendment which is attached as Exhibit 10.1 hereto and which is incorporated herein by reference.

Our Independent Trustees approved our entering into the lease amendment and the terms thereof.

Information Regarding Certain Relationships and Related Transactions

Five Star was formerly our 100% owned subsidiary.  Five Star is our largest tenant, we are Five Star’s largest stockholder and Five Star manages several senior living communities for us.  In 2001, we distributed substantially all of Five Star’s then outstanding common shares to our shareholders.  As of September 19, 2013, we owned 4,235,000 shares of common stock of Five Star, or approximately 8.8% of Five Star’s outstanding shares of common stock.  One of our Managing Trustees, Mr. Barry Portnoy, is also a managing director of Five Star.

Reit Management & Research LLC, or RMR, provides management services to both us and Five Star.  One of our Managing Trustees, Mr. Barry Portnoy, is Chairman, majority owner and an employee of RMR.  Our other Managing Trustee, Mr. Adam Portnoy, is the son of Mr. Barry Portnoy, and an owner, President, Chief Executive Officer and a director of RMR.  Each of our executive officers is also an officer of RMR, and our President and Chief Operating Officer, Mr. David Hegarty, is a director of RMR.  Five Star’s President and Chief Executive Officer and its Chief Financial Officer and Treasurer are officers of RMR.  Our Independent Trustees also serve as independent directors or independent trustees of other public companies to which RMR provides management services.  Mr. Barry Portnoy serves as a managing director or managing trustee of those companies, including Five Star, and Mr. Adam Portnoy serves as a managing trustee of a majority of those companies, but not Five Star.  In addition, officers of RMR serve as officers of those companies.

We, Five Star, RMR and five other companies to which RMR provides management services each currently own 12.5% of Affiliates Insurance Company, or AIC, an Indiana insurance company.  All of our Trustees, all of the trustees and directors of the other publicly held AIC shareholders and nearly all of the directors of RMR currently serve on the board of directors of AIC.  RMR provides management and administrative services to AIC pursuant to a management and administrative services agreement with AIC.  We and the other shareholders of AIC have purchased property insurance providing $500.0 million of coverage pursuant to an insurance program arranged by AIC and with respect to which AIC is a reinsurer of certain coverage amounts.

For further information about these and other such relationships and related person transactions, please see our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, or our Annual Report, our definitive Proxy Statement for the Annual Meeting of Shareholders held on May 9, 2013, or our Proxy Statement, our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013, or our Quarterly Report, and our other filings with the Securities and Exchange Commission, or SEC, including Note 5 to our consolidated financial statements included in our Annual Report, the sections captioned “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” and “Warning Concerning Forward Looking Statements” of our Annual Report, the section captioned “Related Person Transactions and Company Review of Such Transactions” and the information regarding our Trustees and executive officers in our Proxy Statement, Note 11 to our condensed consolidated financial statements included in our Quarterly Report and the sections captioned “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” and “Warning Concerning Forward Looking Statements” of our Quarterly Report.  In addition, please see the section captioned “Risk Factors” of our Annual Report for a description of risks that may arise from these and other related person transactions and relationships.  Copies of certain of our agreements with these related parties, including our business management agreement and property management agreements with RMR, our leases, forms of management agreements and related pooling agreements with Five Star, our agreements with D&R Yonkers LLC and its owners, who are our officers, and our shareholders agreement with AIC and its shareholders, are also publicly available as exhibits to our public filings with the SEC.

Item 8.01.  Other Events.

As noted in Item 1.01 above, we have agreed to sell our two rehabilitation hospitals and certain related assets to HSRE TST-III, LLC, a joint venture comprised of affiliates of The Sanders Trust, LLC and Harrison Street Real Estate Capital, LLC, for a sale price of $90.0 million, subject to certain adjustments.  The two hospitals are the New England Rehabilitation Hospital (198 licensed beds) located in Woburn, Massachusetts and the Braintree Rehabilitation Hospital (166 licensed beds) located in Braintree, Massachusetts.  Each hospital is currently leased by us to Five Star under our Five Star Lease No. 2 and is currently operated by Five Star.  Under the terms of the related asset purchase agreement, or the Purchase Agreement, which is dated as of August 29, 2013, among us, Five Star and the purchasers, Five Star also agreed to transfer to entities affiliated with Reliant Hospital Partners, LLC, or Reliant, the operations of the two hospitals and several in-patient and out-patient locations in eastern Massachusetts affiliated with these hospitals.

The sale of these hospitals is not subject to any financing condition, but the transaction is subject to various health regulatory approvals and other closing conditions typical of these types of transactions.  The health regulatory approvals are often time consuming, and we currently expect this sale to be completed mid-year in 2014.  The parties have certain rights to terminate the Purchase Agreement, including for material breaches that remain uncured after any applicable cure period and if the closing of the transaction has not occurred within one year after the date of the Purchase Agreement, which period may be extended by Reliant for up to one additional year under certain conditions.  In light of these conditions, the closing of the proposed sale may be delayed or its terms may change and there can be no assurance that the sale will occur or that we will receive the sale proceeds.

Our Independent Trustees approved the Purchase Agreement and the terms thereof.

A copy of our press release announcing these transactions, including the lease amendment referenced in Item 1.01 above, is attached as Exhibit 99.1 hereto.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                 THIS CURRENT REPORT ON FORM 8-K STATES THAT WE HAVE AGREED TO SELL OUR TWO REHABILITATION HOSPITALS FOR $90 MILLION AND THAT THIS SALE MAY BE COMPLETED MID-YEAR IN 2014. AS NOTED IN THIS CURRENT REPORT ON FORM 8-K, THE SALE OF THESE HOSPITALS IS SUBJECT TO HEALTH REGULATORY APPROVALS AND OTHER CONDITIONS TYPICAL OF THESE TYPES OF TRANSACTIONS. WE HAVE NO CONTROL OVER THE REQUIRED REGULATORY APPROVAL PROCESSES OR OVER CERTAIN OTHER CONDITIONS APPLICABLE TO THIS SALE, THESE APPROVALS MAY NOT BE OBTAINED AND THE CONDITIONS MAY NOT BE SATISFIED. ACCORDINGLY, THE PROPOSED SALE MAY BE DELAYED, IT MAY NOT OCCUR OR ITS TERMS MAY CHANGE, AND WE MAY NOT RECEIVE THE SALE PROCEEDS.

•                 THIS CURRENT REPORT ON FORM 8-K STATES THAT OUR INDEPENDENT TRUSTEES APPROVED OUR ENTERING INTO THE LEASE AMENDMENT AND THE PURCHASE AGREEMENT AND THE TERMS THEREOF.  THE IMPLICATION OF THIS STATEMENT MAY BE THAT THE TERMS OF THESE AGREEMENTS ARE AS FAVORABLE TO US AS WE COULD OBTAIN FOR SIMILAR ARRANGEMENTS FROM UNRELATED THIRD PARTIES.  HOWEVER, DESPITE THESE PROCEDURAL SAFEGUARDS, WE COULD STILL BE SUBJECTED TO CLAIMS CHALLENGING OUR ENTRY INTO THESE TRANSACTIONS BECAUSE OF THE MULTIPLE RELATIONSHIPS AMONG US, FIVE STAR AND RMR AND THEIR RELATED PERSONS AND ENTITIES, AND DEFENDING SUCH CLAIMS COULD BE EXPENSIVE AND DISTRACTING TO MANAGEMENT REGARDLESS OF THE MERITS OF SUCH CLAIMS.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS.  OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

10.1

Partial Termination of and Sixth Amendment to Amended and Restated Master Lease Agreement (Lease No. 2), dated as of September 19, 2013, among certain subsidiaries of Senior Housing Properties Trust, as Landlord, and certain subsidiaries of Five Star Quality Care, Inc., as Tenant.

99.1	Press Release dated September 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENIOR HOUSING PROPERTIES TRUST

By:	/s/ Richard A. Doyle
Name:	Richard A. Doyle
Title:	Treasurer and Chief Financial Officer

Dated:  September 24, 2013